Exhibit 99.1

Fifth Third Announces First Quarter 2019 Results

Diluted earnings per share of $1.12

Reported results included a positive $0.49 impact from certain items on page 3

Key Financial Data				Key Highlights
$ millions for all balance sheet and income statement items
	1Q19	4Q18	1Q18	MB Financial acquisition

Income Statement Data

●   Closed transaction on March 22, 2019

●   Expect to convert majority of systems in May 2019

Strong financial and credit performance

●   NIM(a) up 10 bps compared to 1Q18

●   Adjusted PPNR(a) up 19% compared to 1Q18 (up 17% excluding the impact of MB)

●   Average loans up 6% compared to 1Q18 (4% excluding impact of MB)

●   Average core deposits up 5% compared to 1Q18 (3% excluding impact of MB)

●   NCO ratio(c) of 0.32% (incl. Commercial of 0.11%)

Solid key financial metrics(a)

●   ROTCE: 23.9% (adjusted 13.5%)

●   ROA: 2.11% (adjusted 1.21%)

●   Efficiency ratio: 50.2% (adjusted 61.3%)

Net income available to common shareholders	$760	$432	$686
Net interest income (U.S. GAAP)	1,082	1,081	996
Net interest income (FTE)(a)	1,086	1,085	999
Noninterest income	1,101	575	909
Noninterest expense(b)	1,097	975	1,010
Per Share Data
Earnings per share, basic	$1.14	$0.65	$0.98
Earnings per share, diluted	1.12	0.64	0.96
Book value per share	24.77	23.07	21.44
Tangible book value per share(a)	18.64	19.17	17.80
Balance Sheet & Credit Quality
Average portfolio loans and leases	$97,773	$94,757	$92,334
Average deposits	109,591	107,495	103,537
Net charge-off ratio(c)	0.32%	0.35%	0.36%
Nonperforming asset ratio(d)	0.45	0.41	0.55
Financial Ratios
Return on average assets	2.11%	1.25%	2.01%
Return on average common equity	19.6	11.8	18.8
Return on average tangible common equity(a)	23.9	14.3	22.6
CET1 capital(e)(f)	9.65	10.24	10.82
Net interest margin(a)	3.28	3.29	3.18
Efficiency(a)(b)	50.2	58.7	52.9

Other than the Quarterly Financial Review tables beginning on page 15, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary

“Our first quarter performance was strong. Loan growth exceeded our previous expectations, we continued to manage expenses diligently, and credit quality metrics were solid.

Additionally, we achieved a significant milestone on March 22, 2019, with the closing of the MB Financial acquisition. We are pleased to welcome our new customers and team members. We look forward to converting substantially all systems and processes in May and providing our Chicago customers with expanded products and services.

With a strong start to the year, we now look forward to leveraging the enhanced capabilities of our company and expect to achieve our previously stated financial synergies from the transaction, which will meaningfully improve our key profitability metrics.

With a clearly defined set of strategic priorities, we remain confident in our ability to generate revenue growth, achieve positive operating leverage, outperform peers through the cycle, and create significant value for our shareholders.”

-Greg D. Carmichael, Chairman, President and CEO

Investor contact: Chris Doll (513) 534 - 2345 | Media contact: Gary Rhodes (513) 534 - 4225	April 23, 2019

On March 22, 2019, Fifth Third Bancorp closed the previously announced acquisition of MB Financial, Inc. The acquisition added approximately $19.8 billion of total assets, $13.5 billion of total loans and leases, $14.5 billion of total deposits, and 91 locations (including 86 full-service banking centers). First quarter of 2019 results reflect the impact of MB Financial since March 22, 2019.

Summary MB Financial Balance Sheet at Acquisition
($ in millions)

Assets		Liabilities
Cash and due from banks	$1,686	Transactional deposits	$12,170
Commercial loans and leases	11,068	Other time	546

Consumer loans	2,435	Core deposits	12,716
Total loans and leases	13,503	Certificates $100,000 and over	1,779

Federal funds sold	35	Total deposits	14,495
Securities and other short-term investments	940	Other short-term borrowings	348
Goodwill	1,843	Long-term debt	713
Other assets	1,793	Other liabilities	439

Total assets	$19,800	Total liabilities	$15,995

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,086	$1,085	$999	-	9%
Provision for credit losses(b)	90	97	13	(7%)	592%
Noninterest income	1,101	575	909	91%	21%
Noninterest expense(b)	1,097	975	1,010	13%	9%
Income before income taxes(a)	$1,000	$588	$885	70%	13%

Taxable equivalent adjustment	4	4	3	-	33%
Applicable income tax expense	221	129	181	71%	22%
Net income	$775	$455	$701	70%	11%
Less: Net income attributable to noncontrolling interests	-	-	-	NM	NM
Net income attributable to Bancorp	$775	$455	$701	70%	11%
Dividends on preferred stock	15	23	15	(35%)	-
Net income available to common shareholders	$760	$432	$686	76%	11%
Earnings per share, diluted	$1.12	$0.64	$0.96	75%	17%

Fifth Third includes the provision for loan and lease losses and the provision for the reserve for unfunded commitments in a single measure called provision for credit losses. Fifth Third previously reported the provision for the reserve for unfunded commitments within other noninterest expense. All reporting periods have been adjusted to reflect this reclassification.

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2019 net income of $775 million compared to net income of $701 million in the year-ago quarter. Net income available to common shareholders was $760 million, or $1.12 per diluted share, compared to $686 million, or $0.96 per diluted share in the year-ago quarter. Prior quarter net income was $455 million and net income available to common shareholders was $432 million, or $0.64 per diluted share.

Diluted earnings per share impact of certain items
(after-tax impacts(g); $ in millions, except per share data)

Gain on sale of Worldpay shares	$433
Merger-related items:
Expenses	($65)
Branch network impairment charge (noninterest income)	($10)
Acquisition impact on state deferred taxes	($9)
Valuation of Visa total return swap	($24)
GreenSky equity securities gains	$7
After-tax impact(g) of certain items	$332

Average diluted common shares outstanding (thousands)	670,685

Diluted earnings per share impact	$0.49

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Interest Income
Interest income	$1,437	$1,397	$1,209	3%	19%
Interest expense	351	312	210	13%	67%
Net interest income (NII)	$1,086	$1,085	$999	-	9%

Average Yield/Rate Analysis				bps Change

Yield on interest-earning assets	4.33%	4.23%	3.85%	10	48
Rate paid on interest-bearing liabilities	1.46%	1.33%	0.97%	13	49

Ratios
Net interest rate spread	2.87%	2.90%	2.88%	(3)	(1)
Net interest margin	3.28%	3.29%	3.18%	(1)	10

Compared to the year-ago quarter, NII increased $87 million, or 9 percent, driven by higher short-term market rates, as well as growth in both the commercial loan portfolio and the securities portfolio. NIM increased 10 bps, driven by higher short-term market rates and growth in higher-yielding consumer loans, partially offset by higher funding costs and a continued migration from demand deposits into interest-bearing deposits.

Compared to the prior quarter, NII increased $1 million, reflecting the impact of both the acquired earning assets of MB Financial and Fifth Third loan growth throughout the quarter, partially offset by a lower day count. NIM decreased 1 bp, primarily driven by seasonally lower commercial demand deposits and higher wholesale funding costs resulting from $1.8 billion in long-term funding issued during the quarter, partially offset by a lower day count and higher short-term market rates. Due to the timing of the close of the MB Financial acquisition, purchase accounting accretion was negligible in the first quarter of 2019. Including purchase accounting accretion, first quarter of 2019 NII performance included the impact from 6 business days of MB Financial, or approximately $16 million, and increased NIM 1 bp.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$131	$135	$137	(3%)	(4%)
Corporate banking revenue	112	130	88	(14%)	27%
Mortgage banking net revenue	56	54	56	4%	-
Wealth and asset management revenue	112	109	113	3%	(1%)
Card and processing revenue	79	84	79	(6%)	-
Other noninterest income	592	93	460	537%	29%
Securities gains (losses), net	16	(32)	(11)	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	3	2	(13)	50%	NM
Total noninterest income	$1,101	$575	$909	91%	21%

Reported noninterest income increased $192 million, or 21 percent, from the year-ago quarter, and increased $526 million, or 91 percent, from the prior quarter. The comparisons reflect the impact of certain significant items in the table on page 5.

Compared to the year-ago quarter, service charges on deposits decreased $6 million, or 4 percent, primarily driven by lower commercial deposit fees resulting from increased business earnings credits. Corporate banking revenue increased $24 million, or 27 percent, primarily driven by strong capital markets revenue as well as increased business lending fees. Mortgage banking net revenue was flat, and mortgage originations of $1.6 billion increased 4 percent. Wealth and asset management revenue decreased $1 million, or 1 percent, as higher personal asset management revenue was offset by lower institutional trust and brokerage fees. Card and processing revenue was flat, reflecting increases in credit and debit transaction volumes offset by higher rewards.

Compared to the prior quarter, service charges on deposits decreased $4 million, or 3 percent, primarily driven by seasonally lower consumer deposit fees. Corporate banking revenue decreased $18 million, or 14 percent, primarily driven by a decrease in M&A advisory and loan syndication revenues compared to the record revenues in the fourth quarter of 2018. Mortgage banking net revenue increased $2 million, or 4 percent, primarily driven by higher origination revenues as a result of a 5 percent increase in originations. Wealth and asset management revenue increased $3 million, or 3 percent, reflecting seasonally strong tax-related private client service revenue. Card and processing revenue decreased $5 million, or 6 percent, reflecting seasonal decreases in credit and debit transaction volumes, partially offset by lower rewards.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended
	March	December	March
	2019	2018	2018
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$1,101	$575	$909
Valuation of Visa total return swap	31	(7)	39
Merger-related branch network impairment charge	13	-	-
Gain on sale of Worldpay shares	(562)	-	-
Branch network impairment charge	-	-	8
Worldpay step-up gain	-	-	(414)
GreenSky equity securities (gains) / losses	(9)	21	-
Securities (gains) / losses, net (excluding GreenSky)	(7)	11	11
Noninterest income excluding certain items(a)	$567	$600	$553

Compared to the year-ago quarter, noninterest income excluding the items in the table above increased $14 million, or 3 percent. Compared to the prior quarter, noninterest income excluding these items decreased $33 million, or 6 percent. First quarter of 2019 noninterest income performance included the impact from 6 business days of MB Financial, or approximately $12 million.

Other noninterest income on a reported basis in the current and previous quarters was impacted by the Visa total return swap valuation adjustments, branch network impairment charges, and Worldpay related gains. Excluding these items, other noninterest income of $74 million decreased $19 million, or 20 percent, compared to the year-ago quarter, primarily driven by lower private equity investment income. Compared to the prior quarter, other noninterest income excluding the items decreased $12 million, or 14 percent, impacted by the revenue recognized from Worldpay related to the tax receivable agreement in the fourth quarter of 2018.

Noninterest Expense

($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$610	$506	$557	21%	10%
Net occupancy expense	75	73	75	3%	-
Technology and communications	83	79	68	5%	22%
Equipment expense	30	31	31	(3%)	(3%)
Card and processing expense	31	33	29	(6%)	7%
Other noninterest expense(b)	268	253	250	6%	7%
Total noninterest expense(b)	$1,097	$975	$1,010	13%	9%

Impacts of Merger-Related Expenses

($ in millions)	For the Three Months Ended
	March	December	March
	2019	2018	2018
Merger-Related Expenses
Compensation and benefits	$35	$1	$-
Net occupancy expense	-	-	-
Technology and communications	11	6	-
Equipment expense	-	-	-
Card and processing expense	-	1	-
Other noninterest expense	30	19	-
Total merger-related expenses	$76	$27	$-

Noninterest Expense excluding Merger-Related Expenses(a)

($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Noninterest Expense excluding Merger-Related Expenses
Compensation and benefits	$575	$505	$557	14%	3%
Net occupancy expense	75	73	75	3%	0%
Technology and communications	72	73	68	(1%)	6%
Equipment expense	30	31	31	(3%)	(3%)
Card and processing expense	31	32	29	(3%)	7%
Other noninterest expense	238	234	250	2%	(5%)
Total noninterest expense excluding Merger-Related Expenses	$1,021	$948	$1,010	8%	1%

Compared to the year-ago quarter, reported noninterest expense increased $87 million, or 9 percent, primarily due to merger-related expenses in the current quarter. Excluding the merger-related expenses, noninterest expense increased $11 million, or 1 percent, reflecting higher compensation and benefits driven by acquisitions over the past year (including the impact from 6 business days of MB Financial, or approximately $20 million) and increased deferred compensation, as well as continued technology investments. The growth was partially offset by the elimination of the FDIC surcharge.

Compared to the prior quarter, reported noninterest expense increased $122 million, or 13 percent, also impacted by merger-related expenses. Excluding the merger-related expenses in the current and prior quarter, noninterest expense increased $73 million, or 8 percent, reflecting seasonally higher compensation and benefits and increased deferred compensation, as well as elevated expenses due to the post-close impact of MB Financial. First quarter of 2019 noninterest expense performance included the impact from 6 business days of MB Financial, or approximately $20 million.

Average Interest-Earning Assets

($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$46,011	$43,829	$41,782	5%	10%
Commercial mortgage loans	7,414	6,864	6,582	8%	13%
Commercial construction loans	4,838	4,885	4,671	(1%)	4%
Commercial leases	3,555	3,632	3,960	(2%)	(10%)
Total commercial loans and leases	$61,818	$59,210	$56,995	4%	8%
Consumer loans:
Residential mortgage loans	$15,624	$15,520	$15,575	1%	-
Home equity	6,355	6,438	6,889	(1%)	(8%)
Indirect secured consumer loans(h)	9,176	8,970	9,064	2%	1%
Credit card	2,396	2,373	2,224	1%	8%
Other consumer loans	2,404	2,246	1,587	7%	51%
Total consumer loans	$35,955	$35,547	$35,339	1%	2%

Portfolio loans and leases	$97,773	$94,757	$92,334	3%	6%
Loans held for sale	589	641	535	(8%)	10%
Securities and other short-term investments	36,101	35,674	34,677	1%	4%
Total average interest-earning assets	$134,463	$131,072	$127,546	3%	5%

(The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.)

Compared to the year-ago quarter, average portfolio loans and leases increased 6 percent, primarily driven by higher commercial and industrial (C&I) and other consumer loans, partially offset by declines in home equity loans and commercial leases. Period end portfolio loans and leases increased 19 percent year-over-year, reflecting the impact of MB Financial. Compared to the prior quarter, average portfolio loans and leases increased 3 percent, primarily driven by higher C&I and commercial mortgage loans, partially offset by declines in home equity loans and commercial leases. Period end portfolio loans and leases increased 15 percent from the prior quarter, reflecting the impact of MB Financial.

Compared to the year-ago quarter, average commercial portfolio loans and leases increased 8 percent, primarily driven by higher C&I and commercial mortgage loans. Compared to the prior quarter, average commercial portfolio loans and leases increased 4 percent, primarily driven by growth in C&I and commercial mortgage loans. Period end commercial line utilization was 38 percent, compared to 35 percent in the year-ago quarter and 36 percent in the prior quarter. The increased utilization rate primarily reflects a greater percentage of middle market clients resulting from the MB Financial acquisition.

Compared to the year-ago quarter, average consumer portfolio loans increased 2 percent, primarily driven by higher other consumer loans and growth in credit card loans, partially offset by declines in home equity loans. Compared to the prior quarter, average consumer portfolio loans increased 1 percent, as higher indirect secured consumer loans and other consumer loans partially were offset by declines in home equity loans.

Average securities and other short-term investments were $36.1 billion compared to $34.7 billion in the year-ago quarter and $35.7 billion in the prior quarter. Average available-for-sale debt and other securities of $33.6 billion were up 4 percent compared to the year-ago quarter and up 1 percent compared to the prior quarter.

Average Deposits

($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Average Deposits
Demand	$30,557	$31,571	$33,825	(3%)	(10%)
Interest checking	33,697	32,428	28,403	4%	19%
Savings	13,052	12,933	13,546	1%	(4%)
Money market	23,133	22,517	20,750	3%	11%
Foreign office(i)	208	272	494	(24%)	(58%)
Total transaction deposits	$100,647	$99,721	$97,018	1%	4%
Other time	4,860	4,366	3,856	11%	26%
Total core deposits	$105,507	$104,087	$100,874	1%	5%
Certificates - $100,000 and over	3,358	2,662	2,284	26%	47%
Other deposits	726	746	379	(3%)	92%
Total average deposits	$109,591	$107,495	$103,537	2%	6%

Compared to the year-ago quarter, average core deposits increased 5 percent, primarily driven by higher commercial interest checking deposits, consumer money market deposits, and other time deposits. The increases were partially offset by lower commercial demand deposits reflecting continued migration from demand deposits to interest-bearing accounts. Average commercial transaction deposits increased 4 percent and average consumer transaction deposits increased 4 percent. Period end core deposits increased 14 percent, primarily reflecting the impact of MB Financial.

Compared to the prior quarter, average core deposits increased 1 percent, reflecting the continued migration from demand deposits to interest-bearing accounts, higher consumer transaction deposits, and higher other time deposits. Average commercial transaction deposits decreased 1 percent, and average consumer transaction deposits increased 3 percent. Period end core deposits increased 11 percent, primarily reflecting the impact of MB Financial.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$3,358	$2,662	$2,284	26%	47%
Other deposits	726	746	379	(3%)	92%
Federal funds purchased	2,019	2,254	692	(10%)	192%
Other short-term borrowings	646	578	2,423	12%	(73%)
Long-term debt	15,438	14,420	14,780	7%	4%
Total average wholesale funding	$22,187	$20,660	$20,558	7%	8%

Compared to the year-ago quarter, average wholesale funding increased 8 percent driven by increases in federal funds borrowings and jumbo CD balances, resulting from interest-earning asset growth over the past year, partially offset by a decrease in other short-term borrowings. Compared to the prior quarter, average wholesale funding increased 7 percent reflecting an increase in long-term debt balances resulting from debt issuances exceeding maturities during the quarter and higher jumbo CD balances, offset by a decline in federal funds borrowings.

Credit Quality Summary
($ in millions)	For the Three Months Ended
	March	December	September	June	March
	2019	2018	2018	2018	2018

Total nonaccrual portfolio loans and leases (NPLs)	$449	$348	$403	$437	$452
Repossessed property	11	10	8	7	9
OREO	37	37	37	36	43
Total nonperforming portfolio assets (NPAs)	$497	$395	$448	$480	$504

NPL ratio(j)	0.41%	0.37%	0.43%	0.47%	0.49%
NPA ratio(d)	0.45%	0.41%	0.48%	0.52%	0.55%

Total loans and leases 30-89 days past due (accrual)	324	297	270	217	299
Total loans and leases 90 days past due (accrual)	136	93	87	89	107

Allowance for loan and lease losses, beginning	$1,103	$1,091	$1,077	$1,138	$1,196
Total net losses charged-off	(77)	(83)	(72)	(94)	(81)
Provision for loan and lease losses	89	95	86	33	23
Allowance for loan and lease losses, ending	$1,115	$1,103	$1,091	$1,077	$1,138

Reserve for unfunded commitments, beginning	$131	$129	$131	$151	$161
Reserve for acquired commitments	1	-	-	-	-
Provision for (benefit from) the reserve for unfunded commitments	1	2	(2)	(20)	(10)
Reserve for unfunded commitments, ending	$133	$131	$129	$131	$151

Total allowance for credit losses	$1,248	$1,234	$1,220	$1,208	$1,289

Allowance for loan and lease losses ratios
As a percent of portfolio loans and leases	1.02%	1.16%	1.17%	1.17%	1.24%
As a percent of nonperforming portfolio loans and leases	249%	317%	270%	247%	252%
As a percent of nonperforming portfolio assets	225%	279%	243%	224%	226%

Total losses charged-off	$(108)	$(116)	$(112)	$(118)	$(103)
Total recoveries of losses previously charged-off	31	33	40	24	22
Total net losses charged-off	$(77)	$(83)	$(72)	$(94)	$(81)

Net charge-off ratio (NCO ratio)(c)	0.32%	0.35%	0.30%	0.41%	0.36%
Commercial NCO ratio	0.11%	0.19%	0.19%	0.34%	0.21%
Consumer NCO ratio	0.68%	0.61%	0.50%	0.52%	0.60%

Compared to the year-ago quarter, NPLs decreased $3 million, or 1 percent, with the resulting NPL ratio of 0.41 percent decreasing 8 bps. NPAs decreased $7 million, or 1 percent, with the resulting NPA ratio of 0.45 percent decreasing 10 bps. Compared to the prior quarter, NPLs increased $101 million, or 29 percent, with the resulting NPL ratio increasing 4 bps. NPAs increased $102 million, or 26 percent, with the resulting NPA ratio increasing 4 bps.

The provision for loan and lease losses totaled $89 million in the current quarter compared to $23 million in the year-ago quarter and $95 million in the prior quarter. The resulting allowance for loan and lease losses ratio represented 1.02 percent of total portfolio loans and leases outstanding in the current quarter, compared with 1.24 percent in the year-ago quarter and 1.16 in the prior quarter. Excluding the impact of MB Financial, the current quarter allowance for loan and lease losses ratio was flat from the prior quarter. The allowance for loan and lease losses represented 249 percent of nonperforming portfolio loans and leases and 225 percent of nonperforming portfolio assets in the current quarter.

Net charge-offs totaled $77 million in the current quarter compared to $81 million in the year-ago quarter and $83 million in the prior quarter. The resulting NCO ratio of 0.32 percent in the current quarter decreased 4 bps compared to the year-ago quarter and decreased 3 bps compared to the prior quarter.

Capital and Liquidity Position
	For the Three Months Ended
	March	December	September	June	March
	2019	2018	2018	2018	2018
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	11.43%	10.95%	11.29%	11.28%	11.41%
Tangible equity(a)	9.03%	9.63%	9.97%	10.19%	9.98%
Tangible common equity (excluding unrealized gains/losses)(a)	8.21%	8.71%	9.02%	9.23%	9.03%
Tangible common equity (including unrealized gains/losses)(a)	8.44%	8.64%	8.53%	8.88%	8.78%

Regulatory Capital and Liquidity Ratios(f)
CET1 capital(e)	9.65%	10.24%	10.67%	10.91%	10.82%
Tier I risk-based capital(e)	10.72%	11.32%	11.78%	12.02%	11.95%
Total risk-based capital(e)	13.72%	14.48%	14.94%	15.21%	15.25%
Tier I leverage	9.94%	9.72%	10.10%	10.24%	10.11%
Modified liquidity coverage ratio (LCR)	113%	128%	119%	116%	113%

Capital ratios remained strong during the quarter. The CET1 capital ratio was 9.65 percent, the tangible common equity to tangible assets ratio was 8.21 percent (excluding unrealized gains/losses), and 8.44 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 10.72 percent, the Total risk-based capital ratio was 13.72 percent, and the Tier I leverage ratio was 9.94 percent.

On March 27, 2019, Fifth Third initially settled a repurchase agreement whereby Fifth Third would purchase $913 million of its outstanding stock. The initial settlement reduced first quarter common shares outstanding by 31.8 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before June 28, 2019. Fifth Third has now executed share repurchases totaling $1.81 billion under the 2018 CCAR capital plan, and continues to have the option to repurchase common shares in any amount up to the $433 million after-tax gain generated from the final Worldpay equity sale.

Tax Rate

The effective tax rate was 22.2 percent compared with 20.5 percent in the year-ago quarter and 22.4 percent in the prior quarter.

Other

Fifth Third has exited its entire stake in all publicly traded companies. On March 14, 2019, Fifth Third exchanged its remaining shares of Worldpay Holdings, LLC for shares of Worldpay, Inc., and subsequently sold its shares, recognizing a gain of $562 million. During March and April 2019, Fifth Third exchanged its Class B units of GreenSky Holdings, LLC for Class A common stock of GreenSky, Inc., and subsequently sold all of the stock. Fifth Third expects to recognize a minimal pre-tax gain in the second quarter of 2019, resulting from the portion of shares sold in April 2019.

The Bancorp adopted ASU 2016-02, Leases, on January 1, 2019. The amended guidance requires lessees to record lease liabilities on the lessees’ balance sheets along with corresponding right-of-use assets for all leases with terms longer than twelve months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the lessee’s statements of income. From a lessor perspective, the accounting model is largely unchanged. Upon adoption, the Bancorp recognized right-of-use assets and lease liabilities of $509 million related to its operating lease commitments based on the present value of unpaid lease payments as of the date of adoption and also recorded a cumulative-effect adjustment to retained earnings of $10 million for the remaining deferred gains on sale-leaseback transactions that occurred prior to January 1, 2019.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately May 7, 2019 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 6679198#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2019, the Company had $168 billion in assets and operates 1,207 full-service Banking Centers, and 2,559 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 52,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2019, had $394 billion in assets under care, of which it managed $44 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

(b)

Fifth Third includes the provision for loan and lease losses and the provision for the reserve for unfunded commitments in a single measure called provision for credit losses. Fifth Third previously reported the provision for the reserve for unfunded commitments within other noninterest expense. All reporting periods have been adjusted to reflect this reclassification.

(c)	Net losses charged-off as a percent of average portfolio loans and leases.

(d)	Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.

(e)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(f)	Current period regulatory capital and liquidity ratios are estimated.

(g)	Assumes a 23% tax rate, except for merger-related expenses which were impacted by certain non-deductible items.

(h)

The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(i)	Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.

(j)	Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) replacement of LIBOR; (24) weakness in the national or local economies; (25) global political and economic uncertainty or negative actions; (26) changes in interest rates; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings by governmental authorities; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) changing retail distribution strategies, customer preferences and behavior; (34) risks relating to the merger with MB Financial, Inc. and Fifth Third’s ability to realize anticipated benefits of the merger; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events or other natural disasters; and (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for March 31, 2019

Table of Contents

Financial Highlights	15-16
Consolidated Statements of Income	17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Regulation G Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps
$ in millions, except per share data	For the Three Months Ended			Change
(unaudited)	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Income Statement Data(a)
Net interest income	$1,082	$1,081	$996	-	9%
Net interest income (FTE)(b)	$1,086	$1,085	$999	-	9%
Noninterest income	1,101	575	909	91%	21%
Total revenue (FTE)	2,187	1,660	1,908	32%	15%
Provision for credit losses	90	97	13	(7%)	592%
Noninterest expense	1,097	975	1,010	13%	9%
Net income attributable to Bancorp	775	455	701	70%	11%
Net income available to common shareholders	760	432	686	76%	11%

Earnings Per Share Data
Net income allocated to common shareholders	752	427	678	76%	11%
Average common shares outstanding (in thousands):
Basic	661,057	653,062	689,820	1%	(4%)
Diluted	670,685	662,966	704,101	1%	(5%)
Earnings per share, basic	$1.14	$0.65	$0.98	75%	16%
Earnings per share, diluted	1.12	0.64	0.96	75%	17%

Common Share Data
Cash dividends per common share	$0.22	$0.22	$0.16	-	38%
Book value per share	24.77	23.07	21.44	7%	16%
Market price per share	25.22	23.53	31.75	7%	(21%)
Common shares outstanding (in thousands)	739,406	646,631	684,942	14%	8%
Market capitalization	$18,648	$15,215	$21,747	23%	(14%)

Financial Ratios(a)
Return on average assets	2.11%	1.25%	2.01%	86	10
Return on average common equity	19.6%	11.8%	18.8%	780	80
Return on average tangible common equity(b)	23.9%	14.3%	22.6%	960	130
Noninterest income as a percent of total revenue(b)	50%	35%	48%	1500	200
Dividend payout	19.3%	33.8%	16.3%	(1450)	300
Average total Bancorp shareholders’ equity as a percent of average assets	11.43%	10.95%	11.41%	48	2
Tangible common equity(b)	8.21%	8.71%	9.03%	(50)	(82)
Net interest margin (FTE)(b)	3.28%	3.29%	3.18%	(1)	10
Efficiency (FTE)(b)	50.2%	58.7%	52.9%	(850)	(270)
Effective tax rate	22.2%	22.4%	20.5%	(20)	170

Credit Quality
Net losses charged-off	$77	$83	$81	(7%)	(5%)
Net losses charged-off as a percent of average portfolio loans and leases	0.32%	0.35%	0.36%	(3)	(4)
ALLL as a percent of portfolio loans and leases	1.02%	1.16%	1.24%	(14)	(22)
Allowance for credit losses as a percent of portfolio loans and leases(h)	1.14%	1.30%	1.40%	(16)	(26)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.45%	0.41%	0.55%	4	(10)

Average Balances
Loans and leases, including held for sale	$98,362	$95,398	$92,869	3%	6%
Securities and other short-term investments	36,101	35,674	34,677	1%	4%
Assets	148,968	144,185	141,450	3%	5%
Transaction deposits(c)	100,647	99,721	97,018	1%	4%
Core deposits(d)	105,507	104,087	100,874	1%	5%
Wholesale funding(e)	22,187	20,660	20,558	7%	8%
Bancorp shareholders’ equity	17,025	15,794	16,146	8%	5%

Regulatory Capital and Liquidity Ratios(f)
CET1 capital(g)	9.65%	10.24%	10.82%	(59)	(117)
Tier I risk-based capital(g)	10.72%	11.32%	11.95%	(60)	(123)
Total risk-based capital(g)	13.72%	14.48%	15.25%	(76)	(153)
Tier I leverage	9.94%	9.72%	10.11%	22	(17)
Modified liquidity coverage ratio (LCR)	113%	128%	113%	(12%)	-

Operations
Banking centers	1,207	1,121	1,153	8%	5%
ATMs	2,559	2,419	2,459	6%	4%
Full-time equivalent employees	20,115	17,437	18,344	15%	10%
(a)	Certain prior period data has been reclassified to conform to current period presentation.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(c)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(d)	Includes transaction deposits plus other time deposits.
(e)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(f)	Current period regulatory capital and liquidity ratios are estimates.
(g)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(h)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Income Statement Data(a)
Net interest income	$1,082	$1,081	$1,043	$1,020	$996
Net interest income (FTE)(b)	1,086	1,085	1,047	1,024	999
Noninterest income	1,101	575	563	743	909
Total revenue (FTE)	2,187	1,660	1,610	1,767	1,908
Provision for credit losses	90	97	84	14	13
Noninterest expense	1,097	975	972	1,001	1,010
Net income attributable to Bancorp	775	455	436	602	701
Net income available to common shareholders	760	432	421	579	686

Earnings Per Share Data
Net income allocated to common shareholders	$752	$427	$417	$573	$678
Average common shares outstanding (in thousands):
Basic	661,057	653,062	667,624	683,345	689,820
Diluted	670,685	662,966	679,199	696,210	704,101
Earnings per share, basic	$1.14	$0.65	$0.62	$0.84	$0.98
Earnings per share, diluted	1.12	0.64	0.61	0.82	0.96

Common Share Data
Cash dividends per common share	$0.22	$0.22	$0.18	$0.18	$0.16
Book value per share	24.77	23.07	21.70	21.75	21.44
Market value per share	25.22	23.53	27.92	28.70	31.75
Common shares outstanding (in thousands)	739,406	646,631	661,373	678,162	684,942
Market capitalization	$18,648	$15,215	$18,466	$19,463	$21,747

Financial Ratios(a)
Return on average assets	2.11%	1.25%	1.22%	1.71%	2.01%
Return on average common equity	19.6%	11.8%	11.4%	15.9%	18.8%
Return on average tangible common equity(b)	23.9%	14.3%	13.8%	19.2%	22.6%
Noninterest income as a percent of total revenue(b)	50%	35%	35%	42%	48%
Dividend payout	19.3%	33.8%	29.0%	21.4%	16.3%
Average total Bancorp shareholders’ equity as a percent of average assets	11.43%	10.95%	11.29%	11.28%	11.41%
Tangible common equity(b)	8.21%	8.71%	9.02%	9.23%	9.03%
Net interest margin (FTE)(b)	3.28%	3.29%	3.23%	3.21%	3.18%
Efficiency (FTE)(b)	50.2%	58.7%	60.4%	56.7%	52.9%
Effective tax rate	22.2%	22.4%	20.7%	19.6%	20.5%

Credit Quality
Net losses charged-off	$77	$83	$72	$94	$81
Net losses charged-off as a percent of average portfolio loans and leases	0.32%	0.35%	0.30%	0.41%	0.36%
ALLL as a percent of portfolio loans and leases	1.02%	1.16%	1.17%	1.17%	1.24%
Allowance for credit losses as a percent of portfolio loans and leases(h)	1.14%	1.30%	1.31%	1.31%	1.40%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.45%	0.41%	0.48%	0.52%	0.55%

Average Balances
Loans and leases, including held for sale	$98,362	$95,398	$93,977	$93,232	$92,869
Securities and other short-term investments	36,101	35,674	34,822	34,935	34,677
Assets	148,968	144,185	141,654	141,420	141,450
Transaction deposits(c)	100,647	99,721	97,315	97,574	97,018
Core deposits(d)	105,507	104,087	101,492	101,592	100,874
Wholesale funding(e)	22,187	20,660	20,613	20,464	20,558
Bancorp shareholders’ equity	17,025	15,794	15,994	15,947	16,146

Regulatory Capital and Liquidity Ratios(f)
CET1 capital(g)	9.65%	10.24%	10.67%	10.91%	10.82%
Tier I risk-based capital(g)	10.72%	11.32%	11.78%	12.02%	11.95%
Total risk-based capital(g)	13.72%	14.48%	14.94%	15.21%	15.25%
Tier I leverage	9.94%	9.72%	10.10%	10.24%	10.11%
Modified liquidity coverage ratio (LCR)	113%	128%	119%	116%	113%

Operations
Banking centers	1,207	1,121	1,152	1,158	1,153
ATMs	2,559	2,419	2,443	2,458	2,459
Full-time equivalent employees	20,115	17,437	17,512	18,163	18,344
(a)	Certain prior period data has been reclassified to conform to current period presentation.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(c)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(d)	Includes transaction deposits plus other time deposits.
(e)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(f)	Current period regulatory capital and liquidity ratios are estimates.
(g)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(h)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income(a)
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,143	$1,104	$938	4%	22%
Interest on securities	281	282	263	-	7%
Interest on other short-term investments	9	7	5	29%	80%
Total interest income	1,433	1,393	1,206	3%	19%

Interest Expense
Interest on deposits	205	179	95	15%	116%
Interest on federal funds purchased	12	13	2	(8%)	500%
Interest on other short-term borrowings	6	4	8	50%	(25%)
Interest on long-term debt	128	116	105	10%	22%
Total interest expense	351	312	210	13%	67%

Net Interest Income	1,082	1,081	996	-	9%

Provision for credit losses	90	97	13	(7%)	592%
Net Interest Income After Provision for Credit Losses	992	984	983	1%	1%

Noninterest Income
Service charges on deposits	131	135	137	(3%)	(4%)
Corporate banking revenue	112	130	88	(14%)	27%
Mortgage banking net revenue	56	54	56	4%	-
Wealth and asset management revenue	112	109	113	3%	(1%)
Card and processing revenue	79	84	79	(6%)	-
Other noninterest income	592	93	460	537%	29%
Securities gains (losses), net	16	(32)	(11)	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	3	2	(13)	50%	NM
Total noninterest income	1,101	575	909	91%	21%

Noninterest Expense
Compensation and benefits	610	506	557	21%	10%
Net occupancy expense	75	73	75	3%	-
Technology and communications	83	79	68	5%	22%
Equipment expense	30	31	31	(3%)	(3%)
Card and processing expense	31	33	29	(6%)	7%
Other noninterest expense	268	253	250	6%	7%
Total noninterest expense	1,097	975	1,010	13%	9%
Income Before Income Taxes	996	584	882	71%	13%
Applicable income tax expense	221	129	181	71%	22%
Net Income	775	455	701	70%	11%
Less: Net income attributable to noncontrolling interests	-	-	-	NM	NM
Net Income Attributable to Bancorp	775	455	701	70%	11%
Dividends on preferred stock	15	23	15	(35%)	-
Net Income Available to Common Shareholders	$760	$432	$686	76%	11%
(a)	Certain prior period data has been reclassified to conform to current period presentation.

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Assets
Cash and due from banks	$2,749	$2,681	$2,038	3%	35%
Other short-term investments	3,556	1,825	1,747	95%	104%
Available-for-sale debt and other securities(a)	35,048	32,830	31,819	7%	10%
Held-to-maturity securities(b)	21	18	23	17%	(9%)
Trading debt securities	325	287	571	13%	(43%)
Equity securities	426	452	418	(6%)	2%
Loans and leases held for sale	692	607	717	14%	(3%)
Portfolio loans and leases:
Commercial and industrial loans	51,862	44,340	41,635	17%	25%
Commercial mortgage loans	10,686	6,974	6,509	53%	64%
Commercial construction loans	5,231	4,657	4,766	12%	10%
Commercial leases	3,909	3,600	3,919	9%	-
Residential mortgage loans	16,811	15,504	15,563	8%	8%
Home equity	6,435	6,402	6,757	1%	(5%)
Indirect secured consumer loans(c)	10,031	8,976	9,018	12%	11%
Credit card	2,388	2,470	2,188	(3%)	9%
Other consumer loans	2,489	2,342	1,615	6%	54%
Portfolio loans and leases	109,842	95,265	91,970	15%	19%
Allowance for loan and lease losses	(1,115)	(1,103)	(1,138)	1%	(2%)
Portfolio loans and leases, net	108,727	94,162	90,832	15%	20%
Bank premises and equipment	2,092	1,861	1,966	12%	6%
Operating lease equipment	908	518	625	75%	45%
Goodwill	4,321	2,478	2,462	74%	76%
Intangible assets	218	40	30	445%	627%
Servicing rights	1,141	938	926	22%	23%
Other assets	7,629	7,372	7,209	3%	6%
Total Assets	$167,853	$146,069	$141,383	15%	19%

Liabilities
Deposits:
Demand	$35,963	$32,116	$34,066	12%	6%
Interest checking	35,746	34,058	29,627	5%	21%
Savings	14,451	12,907	13,751	12%	5%
Money market	25,942	22,597	21,540	15%	20%
Foreign office	154	240	374	(36%)	(59%)
Other time	5,539	4,490	3,945	23%	40%
Certificates $100,000 and over	5,569	2,427	2,042	129%	173%
Other deposits	300	-	116	NM	159%
Total deposits	123,664	108,835	105,461	14%	17%
Federal funds purchased	2,630	1,925	178	37%	1378%
Other short-term borrowings	1,329	573	1,335	132%	-
Accrued taxes, interest and expenses	2,242	1,562	1,155	44%	94%
Other liabilities	2,661	2,498	2,418	7%	10%
Long-term debt	15,483	14,426	14,800	7%	5%
Total Liabilities	148,009	129,819	125,347	14%	18%
Equity
Common stock(d)	2,051	2,051	2,051	-	-
Preferred stock	1,331	1,331	1,331	-	-
Capital surplus	3,444	2,873	2,828	20%	22%
Retained earnings	17,184	16,578	15,539	4%	11%
Accumulated other comprehensive income (loss)	409	(112)	(389)	NM	NM
Treasury stock	(4,772)	(6,471)	(5,344)	(26%)	(11%)
Total Bancorp shareholders’ equity	19,647	16,250	16,016	21%	23%
Noncontrolling interests	197	-	20	NM	885%
Total Equity	19,844	16,250	16,036	22%	24%
Total Liabilities and Equity	$167,853	$146,069	$141,383	15%	19%
(a) Amortized cost	$34,784	$33,128	$32,230	5%	8%
(b) Market values	21	18	23	17%	(9%)

(c)    The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(d) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	-	-
Outstanding, excluding treasury	739,406	646,631	684,942	14%	8%
Treasury	184,486	277,262	238,951	(33%)	(23%)

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Assets
Cash and due from banks	$2,749	$2,681	$2,100	$2,052	$2,038
Other short-term investments	3,556	1,825	1,429	1,636	1,747
Available-for-sale debt and other securities(a)	35,048	32,830	31,808	31,961	31,819
Held-to-maturity securities(b)	21	18	18	19	23
Trading debt securities	325	287	269	280	571
Equity securities	426	452	500	475	418
Loans and leases held for sale	692	607	663	783	717
Portfolio loans and leases:
Commercial and industrial loans	51,862	44,340	42,631	41,403	41,635
Commercial mortgage loans	10,686	6,974	6,695	6,625	6,509
Commercial construction loans	5,231	4,657	4,892	4,687	4,766
Commercial leases	3,909	3,600	3,697	3,788	3,919
Residential mortgage loans	16,811	15,504	15,585	15,640	15,563
Home equity	6,435	6,402	6,485	6,599	6,757
Indirect secured consumer loans(c)	10,031	8,976	9,002	8,938	9,018
Credit card	2,388	2,470	2,325	2,270	2,188
Other consumer loans	2,489	2,342	2,131	1,982	1,615
Portfolio loans and leases	109,842	95,265	93,443	91,932	91,970
Allowance for loan and lease losses	(1,115)	(1,103)	(1,091)	(1,077)	(1,138)
Portfolio loans and leases, net	108,727	94,162	92,352	90,855	90,832
Bank premises and equipment	2,092	1,861	1,896	1,915	1,966
Operating lease equipment	908	518	546	606	625
Goodwill	4,321	2,478	2,462	2,462	2,462
Intangible assets	218	40	28	30	30
Servicing rights	1,141	938	1,010	959	926
Other assets	7,629	7,372	6,509	6,562	7,209
Total Assets	$167,853	$146,069	$141,590	$140,595	$141,383

Liabilities
Deposits:
Demand	$35,963	$32,116	$31,803	$32,680	$34,066
Interest checking	35,746	34,058	30,288	29,452	29,627
Savings	14,451	12,907	13,027	13,455	13,751
Money market	25,942	22,597	21,977	21,593	21,540
Foreign office	154	240	298	336	374
Other time	5,539	4,490	4,249	4,058	3,945
Certificates $100,000 and over	5,569	2,427	2,700	2,557	2,042
Other deposits	300	-	-	-	116
Total deposits	123,664	108,835	104,342	104,131	105,461
Federal funds purchased	2,630	1,925	2,316	597	178
Other short-term borrowings	1,329	573	1,114	1,763	1,335
Accrued taxes, interest and expenses	2,242	1,562	1,209	1,258	1,155
Other liabilities	2,661	2,498	2,448	2,425	2,418
Long-term debt	15,483	14,426	14,460	14,321	14,800
Total Liabilities	148,009	129,819	125,889	124,495	125,347
Equity
Common stock(d)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	3,444	2,873	2,856	2,833	2,828
Retained earnings	17,184	16,578	16,291	15,991	15,539
Accumulated other comprehensive income (loss)	409	(112)	(775)	(552)	(389)
Treasury stock	(4,772)	(6,471)	(6,073)	(5,574)	(5,344)
Total Bancorp shareholders’ equity	19,647	16,250	15,681	16,080	16,016
Noncontrolling interests	197	-	20	20	20
Total Equity	19,844	16,250	15,701	16,100	16,036
Total Liabilities and Equity	$167,853	$146,069	$141,590	$140,595	$141,383
(a) Amortized cost	$34,784	$33,128	$32,707	$32,589	$32,230
(b) Market values	21	18	18	19	23

(c)    The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(d) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	739,406	646,631	661,373	678,162	684,942
Treasury	184,486	277,262	262,520	245,731	238,951

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended

	March	March
	2019	2018
Total Equity, Beginning	$16,250	$16,220
Net income attributable to Bancorp	775	701
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	431	(453)
Qualifying cash flow hedges	89	(8)
Change in accumulated other comprehensive income related to employee benefit plans	1	1
Comprehensive income	$1,296	$241
Cash dividends declared:
Common stock	(165)	(110)
Preferred stock	(15)	(15)
Impact of stock transactions under stock compensation plans, net	25	14
Shares acquired for treasury	(913)	(318)
Impact of acquisition	3,159	-
Noncontrolling interest	197	-
Impact of cumulative effect of change in accounting principles	10	4
Total Equity, Ending	$19,844	$16,036

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2019	2018	2018	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$46,070	$43,911	$41,799	5%	10%
Commercial mortgage loans	7,417	6,868	6,588	8%	13%
Commercial construction loans	4,838	4,885	4,671	(1%)	4%
Commercial leases	3,555	3,633	3,960	(2%)	(10%)
Residential mortgage loans	16,150	16,074	16,086	-	-
Home equity	6,356	6,438	6,889	(1%)	(8%)
Indirect secured consumer loans(a)	9,176	8,970	9,064	2%	1%
Credit card	2,396	2,373	2,224	1%	8%
Other consumer loans	2,404	2,246	1,588	7%	51%
Taxable securities	34,320	34,126	33,133	1%	4%
Tax exempt securities	28	40	73	(30%)	(62%)
Other short-term investments	1,753	1,508	1,471	16%	19%
Total interest-earning assets	134,463	131,072	127,546	3%	5%
Cash and due from banks	2,217	2,253	2,175	(2%)	2%
Other assets	13,391	11,952	12,924	12%	4%
Allowance for loan and lease losses	(1,103)	(1,092)	(1,195)	1%	(8%)
Total Assets	$148,968	$144,185	$141,450	3%	5%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$33,697	$32,428	$28,403	4%	19%
Savings deposits	13,052	12,933	13,546	1%	(4%)
Money market deposits	23,133	22,517	20,750	3%	11%
Foreign office deposits	208	272	494	(24%)	(58%)
Other time deposits	4,860	4,366	3,856	11%	26%
Total interest-bearing core deposits	74,950	72,516	67,049	3%	12%
Certificates $100,000 and over	3,358	2,662	2,284	26%	47%
Other deposits	726	746	379	(3%)	92%
Federal funds purchased	2,019	2,254	692	(10%)	192%
Other short-term borrowings	646	578	2,423	12%	(73%)
Long-term debt	15,438	14,420	14,780	7%	4%
Total interest-bearing liabilities	97,137	93,176	87,607	4%	11%
Demand deposits	30,557	31,571	33,825	(3%)	(10%)
Other liabilities	4,227	3,631	3,852	16%	10%
Total Liabilities	131,921	128,378	125,284	3%	5%
Total Equity	17,047	15,807	16,166	8%	5%
Total Liabilities and Equity	$148,968	$144,185	$141,450	3%	5%
	For the Three Months Ended			bps Change
	March	December	March
Yield/Rate Analysis	2019	2018	2018	Seq	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(b)	4.67%	4.56%	3.96%	11	71
Commercial mortgage loans(b)	4.80%	4.67%	4.20%	13	60
Commercial construction loans(b)	5.55%	5.33%	4.59%	22	96
Commercial leases(b)	3.08%	2.89%	2.78%	19	30
Residential mortgage loans	3.71%	3.63%	3.60%	8	11
Home equity	5.34%	5.21%	4.62%	13	72
Indirect secured consumer loans(a)	3.79%	3.64%	3.12%	15	67
Credit card	12.63%	12.50%	12.36%	13	27
Other consumer loans	7.49%	7.28%	6.58%	21	91
Total loans and leases	4.73%	4.61%	4.11%	12	62
Taxable securities	3.32%	3.27%	3.21%	5	11
Tax exempt securities(b)	4.80%	3.86%	1.40%	94	340
Other short-term investments	1.97%	1.96%	1.37%	1	60
Total interest-earning assets	4.33%	4.23%	3.85%	10	48

Interest-bearing liabilities:
Interest checking deposits	1.18%	1.07%	0.63%	11	55
Savings deposits	0.15%	0.13%	0.07%	2	8
Money market deposits	1.03%	0.91%	0.53%	12	50
Foreign office deposits	0.60%	0.54%	0.13%	6	47
Other time deposits	1.80%	1.65%	1.25%	15	55
Total interest-bearing core deposits	0.99%	0.88%	0.52%	11	47
Certificates $100,000 and over	2.13%	1.97%	1.49%	16	64
Other deposits	2.43%	2.23%	1.44%	20	99
Federal funds purchased	2.43%	2.25%	1.43%	18	100
Other short-term borrowings	3.62%	3.01%	1.34%	61	228
Long-term debt	3.35%	3.18%	2.86%	17	49
Total interest-bearing liabilities	1.46%	1.33%	0.97%	13	49

(a)  The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(b) Presented on an FTE basis.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Assets
Interest-earning assets:
Commercial and industrial loans	$46,070	$43,911	$42,614	$42,327	$41,799
Commercial mortgage loans	7,417	6,868	6,664	6,521	6,588
Commercial construction loans	4,838	4,885	4,870	4,743	4,671
Commercial leases	3,555	3,633	3,746	3,847	3,960
Residential mortgage loans	16,150	16,074	16,226	16,213	16,086
Home equity	6,356	6,438	6,529	6,672	6,889
Indirect secured consumer loans(a)	9,176	8,970	8,969	8,968	9,064
Credit card	2,396	2,373	2,299	2,221	2,224
Other consumer loans	2,404	2,246	2,060	1,720	1,588
Taxable securities	34,320	34,126	33,301	33,380	33,133
Tax exempt securities	28	40	69	81	73
Other short-term investments	1,753	1,508	1,452	1,474	1,471
Total interest-earning assets	134,463	131,072	128,799	128,167	127,546
Cash and due from banks	2,217	2,253	2,193	2,179	2,175
Other assets	13,391	11,952	11,739	12,211	12,924
Allowance for loan and lease losses	(1,103)	(1,092)	(1,077)	(1,137)	(1,195)
Total Assets	$148,968	$144,185	$141,654	$141,420	$141,450
Liabilities
Interest-bearing liabilities:
Interest checking deposits	$33,697	$32,428	$29,681	$28,715	$28,403
Savings deposits	13,052	12,933	13,231	13,618	13,546
Money market deposits	23,133	22,517	21,753	22,036	20,750
Foreign office deposits	208	272	317	371	494
Other time deposits	4,860	4,366	4,177	4,018	3,856
Total interest-bearing core deposits	74,950	72,516	69,159	68,758	67,049
Certificates $100,000 and over	3,358	2,662	2,596	2,155	2,284
Other deposits	726	746	578	198	379
Federal funds purchased	2,019	2,254	1,987	1,080	692
Other short-term borrowings	646	578	1,018	2,452	2,423
Long-term debt	15,438	14,420	14,434	14,579	14,780
Total interest-bearing liabilities	97,137	93,176	89,772	89,222	87,607
Demand deposits	30,557	31,571	32,333	32,834	33,825
Other liabilities	4,227	3,631	3,535	3,397	3,852
Total Liabilities	131,921	128,378	125,640	125,453	125,284
Total Equity	17,047	15,807	16,014	15,967	16,166
Total Liabilities and Equity	$148,968	$144,185	$141,654	$141,420	$141,450
Yield/Rate Analysis
Interest-earning assets:
Commercial and industrial loans(b)	4.67%	4.56%	4.32%	4.26%	3.96%
Commercial mortgage loans(b)	4.80%	4.67%	4.57%	4.43%	4.20%
Commercial construction loans(b)	5.55%	5.33%	5.14%	4.94%	4.59%
Commercial leases(b)	3.08%	2.89%	2.85%	2.82%	2.78%
Residential mortgage loans	3.71%	3.63%	3.58%	3.56%	3.60%
Home equity	5.34%	5.21%	5.03%	4.85%	4.62%
Indirect secured consumer loans(a)	3.79%	3.64%	3.47%	3.26%	3.12%
Credit card	12.63%	12.50%	12.17%	11.96%	12.36%
Other consumer loans	7.49%	7.28%	6.98%	6.75%	6.58%
Total loans and leases	4.73%	4.61%	4.41%	4.30%	4.11%
Taxable securities	3.32%	3.27%	3.20%	3.20%	3.21%
Tax exempt securities(b)	4.80%	3.86%	4.35%	4.03%	1.40%
Other short-term investments	1.97%	1.96%	1.74%	1.62%	1.37%
Total interest-earning assets	4.33%	4.23%	4.07%	3.98%	3.85%
Interest-bearing liabilities:
Interest checking deposits	1.18%	1.07%	0.88%	0.76%	0.63%
Savings deposits	0.15%	0.13%	0.11%	0.10%	0.07%
Money market deposits	1.03%	0.91%	0.80%	0.71%	0.53%
Foreign office deposits	0.60%	0.54%	0.33%	0.45%	0.13%
Other time deposits	1.80%	1.65%	1.48%	1.34%	1.25%
Total interest-bearing core deposits	0.99%	0.88%	0.74%	0.65%	0.52%
Certificates $100,000 and over	2.13%	1.97%	1.85%	1.35%	1.49%
Other deposits	2.43%	2.23%	1.95%	1.80%	1.44%
Federal funds purchased	2.43%	2.25%	1.96%	1.76%	1.43%
Other short-term borrowings	3.62%	3.01%	2.22%	1.84%	1.34%
Long-term debt	3.35%	3.18%	3.09%	3.11%	2.86%
Total interest-bearing liabilities	1.46%	1.33%	1.20%	1.12%	0.97%
Ratios:
Net interest margin (FTE)(c)	3.28%	3.29%	3.23%	3.21%	3.18%
Net interest rate spread (FTE)(c)	2.87%	2.90%	2.87%	2.86%	2.88%
Interest-bearing liabilities to interest-earning assets	72.24%	71.09%	69.70%	69.61%	68.69%
(a)

The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(b)	Presented on an FTE basis.
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$46,011	$43,829	$42,494	$42,292	$41,782
Commercial mortgage loans	7,414	6,864	6,635	6,514	6,582
Commercial construction loans	4,838	4,885	4,870	4,743	4,671
Commercial leases	3,555	3,632	3,738	3,847	3,960
Total commercial loans and leases	61,818	59,210	57,737	57,396	56,995
Consumer loans:
Residential mortgage loans	15,624	15,520	15,598	15,581	15,575
Home equity	6,355	6,438	6,529	6,672	6,889
Indirect secured consumer loans(a)	9,176	8,970	8,969	8,968	9,064
Credit card	2,396	2,373	2,299	2,221	2,224
Other consumer loans	2,404	2,246	2,060	1,719	1,587
Total consumer loans	35,955	35,547	35,455	35,161	35,339
Total average portfolio loans and leases	$97,773	$94,757	$93,192	$92,557	$92,334

Average loans and leases held for sale	$589	$641	$785	$675	$535

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,862	$44,340	$42,631	$41,403	$41,635
Commercial mortgage loans	10,686	6,974	6,695	6,625	6,509
Commercial construction loans	5,231	4,657	4,892	4,687	4,766
Commercial leases	3,909	3,600	3,697	3,788	3,919
Total commercial loans and leases	71,688	59,571	57,915	56,503	56,829
Consumer loans:
Residential mortgage loans	16,811	15,504	15,585	15,640	15,563
Home equity	6,435	6,402	6,485	6,599	6,757
Indirect secured consumer loans(a)	10,031	8,976	9,002	8,938	9,018
Credit card	2,388	2,470	2,325	2,270	2,188
Other consumer loans	2,489	2,342	2,131	1,982	1,615
Total consumer loans	38,154	35,694	35,528	35,429	35,141
Total portfolio loans and leases	$109,842	$95,265	$93,443	$91,932	$91,970

Loans and leases held for sale	$692	$607	$663	$783	$717

Operating lease equipment	$908	$518	$546	$606	$625

Loans and leases serviced for others:(b)
Commercial and industrial loans	$1,024	$514	$465	$421	$401
Commercial mortgage loans	467	292	294	263	238
Commercial construction loans	261	130	108	82	87
Commercial leases	216	224	225	222	243
Residential mortgage loans	83,900	63,154	63,996	62,247	60,973
Other consumer loans	50	50	50	50	50
Total loans and leases serviced for others	85,918	64,364	65,138	63,285	61,992
Total loans and leases serviced	$197,360	$160,754	$159,790	$156,606	$155,304

(a)  The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(b) Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	March	December	September	June	March
	2019(a)	2018	2018	2018	2018
Regulatory capital:
CET1 capital	$13,416	$12,534	$12,809	$12,986	$12,772
Additional tier I capital	1,478	1,330	1,331	1,331	1,331
Tier I capital	14,894	13,864	14,140	14,317	14,103
Tier II capital	4,175	3,859	3,792	3,799	3,896
Total regulatory capital	$19,069	$17,723	$17,932	$18,116	$17,999
Risk-weighted assets(b)	$138,997	$122,432	$120,002	$119,073	$118,001

Ratios:
Average total Bancorp shareholders’ equity as a percent of average assets	11.43%	10.95%	11.29%	11.28%	11.41%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	9.65%	10.24%	10.67%	10.91%	10.82%
Tier I risk-based capital(b)	10.72%	11.32%	11.78%	12.02%	11.95%
Total risk-based capital(b)	13.72%	14.48%	14.94%	15.21%	15.25%
Tier I leverage	9.94%	9.72%	10.10%	10.24%	10.11%

Fifth Third Bank
Tier I risk-based capital(b)	12.28%	11.93%	12.27%	12.43%	12.39%
Total risk-based capital(b)	13.92%	13.57%	13.94%	14.10%	14.15%
Tier I leverage	10.24%	10.27%	10.56%	10.63%	10.51%
(a)	Current period regulatory capital data and ratios are estimated.
(b)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Average portfolio loans and leases:
Commercial and industrial loans	$46,011	$43,829	$42,494	$42,292	$41,782
Commercial mortgage loans	7,414	6,864	6,635	6,514	6,582
Commercial construction loans	4,838	4,885	4,870	4,743	4,671
Commercial leases	3,555	3,632	3,738	3,847	3,960
Residential mortgage loans	15,624	15,520	15,598	15,581	15,575
Home equity	6,355	6,438	6,529	6,672	6,889
Indirect secured consumer loans(a)	9,176	8,970	8,969	8,968	9,064
Credit card	2,396	2,373	2,299	2,221	2,224
Other consumer loans	2,404	2,246	2,060	1,719	1,587
Total average portfolio loans and leases	$97,773	$94,757	$93,192	$92,557	$92,334

Losses charged-off:
Commercial and industrial loans	($20)	($32)	($36)	($51)	($33)
Commercial mortgage loans	-	(1)	-	(3)	(2)
Commercial leases	-	(1)	-	-	-
Residential mortgage loans	(2)	(3)	(3)	(4)	(4)
Home equity	(6)	(5)	(6)	(5)	(7)
Indirect secured consumer loans(a)	(20)	(19)	(15)	(13)	(17)
Credit card	(38)	(34)	(33)	(29)	(28)
Other consumer loans	(22)	(21)	(19)	(13)	(12)
Total losses charged-off	($108)	($116)	($112)	($118)	($103)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$2	$2	$8	$4	$5
Commercial mortgage loans	1	3	1	1	1
Commercial leases	-	-	-	-	-
Residential mortgage loans	1	2	1	2	1
Home equity	3	3	3	3	2
Indirect secured consumer loans(a)	7	6	6	5	6
Credit card	5	5	12	3	3
Other consumer loans	12	12	9	6	4
Total recoveries of losses previously charged-off	$31	$33	$40	$24	$22

Net losses charged-off:
Commercial and industrial loans	($18)	($30)	($28)	($47)	($28)
Commercial mortgage loans	1	2	1	(2)	(1)
Commercial leases	-	(1)	-	-	-
Residential mortgage loans	(1)	(1)	(2)	(2)	(3)
Home equity	(3)	(2)	(3)	(2)	(5)
Indirect secured consumer loans(a)	(13)	(13)	(9)	(8)	(11)
Credit card	(33)	(29)	(21)	(26)	(25)
Other consumer loans	(10)	(9)	(10)	(7)	(8)
Total net losses charged-off	($77)	($83)	($72)	($94)	($81)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.16%	0.27%	0.26%	0.44%	0.27%
Commercial mortgage loans	(0.05% )	(0.15% )	(0.03% )	0.11%	0.06%
Commercial leases	0.02%	0.12%	0.00%	0.00%	0.00%
Residential mortgage loans	0.02%	0.02%	0.04%	0.05%	0.06%
Home equity	0.20%	0.15%	0.16%	0.12%	0.26%
Indirect secured consumer loans(a)	0.57%	0.54%	0.41%	0.33%	0.50%
Credit card	5.60%	4.84%	3.53%	4.73%	4.65%
Other consumer loans	1.76%	1.83%	1.94%	1.85%	2.16%
Total net losses charged-off as a percent of average portfolio loans and leases	0.32%	0.35%	0.30%	0.41%	0.36%

(a)  The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,103	$1,091	$1,077	$1,138	$1,196
Total net losses charged-off	(77)	(83)	(72)	(94)	(81)
Provision for loan and lease losses	89	95	86	33	23
Allowance for loan and lease losses, ending	$1,115	$1,103	$1,091	$1,077	$1,138

Reserve for unfunded commitments, beginning	$131	$129	$131	$151	$161
Reserve for acquired commitments	1	-	-	-	-
Provision for (benefit from) the reserve for unfunded commitments	1	2	(2)	(20)	(10)
Reserve for unfunded commitments, ending	$133	$131	$129	$131	$151

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,115	$1,103	$1,091	$1,077	$1,138
Reserve for unfunded commitments	133	131	129	131	151
Total allowance for credit losses	$1,248	$1,234	$1,220	$1,208	$1,289

	As of
	March	December	September	June	March
	2019	2018	2018	2018	2018
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$112	$54	$69	$99	$155
Commercial mortgage loans	24	9	7	8	9
Commercial leases	18	18	22	25	4
Residential mortgage loans	15	11	11	13	16
Home equity	61	55	58	54	55
Indirect secured consumer loans(a)	2	-	-	3	-
Other consumer loans	2	1	1	1	1
Total nonaccrual portfolio loans and leases (excludes restructured loans)	234	148	168	203	240
Nonaccrual restructured portfolio commercial loans and leases	159	147	180	173	154
Nonaccrual restructured portfolio consumer loans and leases	56	53	55	61	58
Total nonaccrual portfolio loans and leases	449	348	403	437	452
Repossessed property	11	10	8	7	9
OREO	37	37	37	36	43
Total nonperforming portfolio assets	497	395	448	480	504
Nonaccrual loans held for sale	-	-	18	5	5
Nonaccrual restructured loans held for sale	14	16	17	18	19
Total nonperforming assets	$511	$411	$483	$503	$528

Restructured portfolio consumer loans and leases (accrual)	$950	$961	$987	$1,024	$916
Restructured portfolio commercial loans and leases (accrual)	$59	$60	$80	$104	$249

Loans 90 days past due (accrual):
Commercial and industrial loans	$13	$4	$3	$4	$7
Commercial mortgage loans	23	2	1	-	1
Total commercial loans	36	6	4	4	8
Residential mortgage loans	49	38	40	44	62
Home equity	2	-	-	-	-
Indirect secured consumer loans(a)	10	12	11	10	9
Credit card	38	37	32	31	28
Other consumer loans	1	-	-	-	-
Total consumer loans	100	87	83	85	99
Total loans 90 days past due (accrual)(c)	$136	$93	$87	$89	$107

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.32%	0.35%	0.30%	0.41%	0.36%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.02%	1.16%	1.17%	1.17%	1.24%
As a percent of nonperforming portfolio loans and leases(b)	249%	317%	270%	247%	252%
As a percent of nonperforming portfolio assets(b)	225%	279%	243%	224%	226%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(b)	0.41%	0.37%	0.43%	0.47%	0.49%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(b)	0.45%	0.41%	0.48%	0.52%	0.55%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.46%	0.43%	0.51%	0.54%	0.57%

(a)  The Bancorp acquired indirect motorcycle, powersports, recreational vehicles and marine loans in the acquisition of MB Financial. These loans are included in addition to automobile loans in the line item “indirect secured consumer loans”. Point-of-sale unsecured loans continue to be recorded in other consumer loans.

(b) Excludes nonaccrual loans held for sale. (c) Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “adjusted revenue,” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding unrealized gains/losses),” “tangible common equity (including unrealized gains/losses),” “tangible equity,” “tangible book value per share,” “adjusted earnings per share,” “adjusted noninterest income,” “adjusted noninterest expense,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted net interest margin,” “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as they provide a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding unrealized gains/losses), tangible common equity (including unrealized gains/losses), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, compared to other companies in the industry who present similar measures.

The Bancorp believes adjusted earnings per share, noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of on-going financial performance and enhances comparability of results with prior periods.

The Bancorp believes standalone net interest income, adjusted standalone noninterest income, adjusted standalone noninterest expense, and adjusted standalone pre-provision net revenue are important measures for evaluating Fifth Third’s business performance on a stand-alone basis without the impacts of the MB Financial acquisition.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2019	2018	2018	2018	2018
Net interest income	$1,082	$1,081	$1,043	$1,020	$996
Add: Taxable equivalent adjustment	4	4	4	4	3
Net interest income (FTE) (a)	1,086	1,085	1,047	1,024	999
Less: Net interest income impact from 6 business days of MB Financial	16	-	-	-	-
Standalone net interest income (b)	1,070	1,085	1,047	1,024	999

Net interest income (annualized) (c)	4,388	4,289	4,138	4,091	4,039
Net interest income (FTE) (annualized) (d)	4,404	4,305	4,154	4,107	4,052

Interest income	1,433	1,393	1,315	1,269	1,206
Add: Taxable equivalent adjustment	4	4	4	4	3
Interest income (FTE)	1,437	1,397	1,319	1,273	1,209
Interest income (FTE) (annualized) (e)	5,828	5,542	5,233	5,106	4,903

Interest expense (annualized) (f)	1,424	1,238	1,079	999	852
Average interest-earning assets (g)	134,463	131,072	128,799	128,167	127,546
Average interest-bearing liabilities (h)	97,137	93,176	89,772	89,222	87,607

Net interest margin (c) / (g)	3.26%	3.27%	3.21%	3.19%	3.17%
Net interest margin (FTE) (d) / (g)	3.28%	3.29%	3.23%	3.21%	3.18%
Net interest rate spread (FTE) (e) / (g) - (f) / (h)	2.87%	2.90%	2.87%	2.86%	2.88%

Income before income taxes	$996	$584	$550	$748	$882
Add: Taxable equivalent adjustment	4	4	4	4	3
Income before income taxes (FTE)	$1,000	$588	$554	$752	$885

Net income available to common shareholders	$760	$432	$421	$579	$686
Add: Intangible amortization, net of tax	2	1	1	1	1
Tangible net income available to common shareholders (i)	762	433	422	580	687
Tangible net income available to common shareholders (annualized) (j)	3,090	1,718	1,674	2,326	2,786

Average Bancorp shareholders’ equity	17,025	15,794	15,994	15,947	16,146
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(2,682)	(2,468)	(2,462)	(2,462)	(2,455)
Average intangible assets	(58)	(32)	(29)	(30)	(27)
Average tangible common equity (k)	12,954	11,963	12,172	12,124	12,333

Total Bancorp shareholders’ equity	19,647	16,250	15,681	16,080	16,016
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(4,321)	(2,478)	(2,462)	(2,462)	(2,462)
Intangible assets	(218)	(40)	(28)	(30)	(30)
Tangible common equity, including unrealized gains / losses (l)	13,777	12,401	11,860	12,257	12,193
Less: Accumulated other comprehensive (income) loss	(409)	112	775	552	389
Tangible common equity, excluding unrealized gains / losses (m)	13,368	12,513	12,635	12,809	12,582
Add: Preferred stock	1,331	1,331	1,331	1,331	1,331
Tangible equity (n)	14,699	13,844	13,966	14,140	13,913

Total assets	167,853	146,069	141,590	140,595	141,383
Less: Goodwill	(4,321)	(2,478)	(2,462)	(2,462)	(2,462)
Intangible assets	(218)	(40)	(28)	(30)	(30)
Tangible assets, including unrealized gains / losses (o)	163,314	143,551	139,100	138,103	138,891
Less: Accumulated other comprehensive (income) loss, before tax	(518)	142	981	699	492
Tangible assets, excluding unrealized gains / losses (p)	$162,796	$143,693	$140,081	$138,802	$139,383

Common shares outstanding (q)	739	647	661	678	685
Tangible equity (n) / (p)	9.03%	9.63%	9.97%	10.19%	9.98%
Tangible common equity (excluding unrealized gains/losses) (m) / (p)	8.21%	8.71%	9.02%	9.23%	9.03%
Tangible common equity (including unrealized gains/losses) (l) / (o)	8.44%	8.64%	8.53%	8.88%	8.78%
Tangible book value per share (l) / (q)	$18.64	$19.17	$17.94	$18.08	$17.80

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	March	December	March
	2019	2018	2018
Net income attributable to Bancorp (r)	$775	$455	$701
Net income attributable to Bancorp (annualized) (s)	3,143	1,805	2,843

Adjustments (pre-tax items)
Merger-related expense	76	27	-
Valuation of Visa total return swap	31	(7)	39
Merger-related branch network impairment charge	13	-	-
Litigation reserve charges	-	-	8
Branch network impairment charge	-	-	8
Vantiv/Worldpay step-up gain	-	-	(414)
GreenSky securities losses (gains)	(9)	21	-
Gain on sale of Vantiv/Worldpay shares	(562)	-	-
Adjustments, after-tax (t)(a)	(341)	32	(276)

Adjustments (tax related items)
Acquisition impact on state deferred taxes	9	-	-
Adjustments, tax related (u)	9	-	-

Noninterest income (v)	1,101	575	909
Merger-related branch network impairment charge	13	-	-
Valuation of Visa total return swap	31	(7)	39
Gain on sale of Vantiv/Worldpay shares	(562)	-	-
GreenSky securities losses (gains)	(9)	21	-
Branch network impairment charge	-	-	8
Vantiv/Worldpay step-up gain	-	-	(414)
Adjusted noninterest income (w)	574	589	542
Noninterest income impact from 6 business days of MB Financial	12	-	-
Adjusted standalone noninterest income (x)	562	589	542

Noninterest expense (y)	1,097	975	1,010
Merger-related expense	(76)	(27)	-
Litigation reserve increase	-	-	(8)
Adjusted noninterest expense (z)	1,021	948	1,002
Noninterest expense impact from 6 business days of MB Financial	20	-	-
Adjusted standalone noninterest expense (aa)	1,001	948	1,002
Intangible amortization expense (ab)	3	1	1

Adjusted net income attributable to Bancorp (r) + (t) + (u)	443	487	425
Adjusted net income attributable to Bancorp (annualized) (ac)	1,797	1,932	1,724

Adjusted net income available to common shareholders (i) + (t) + (u)	430	465	411
Adjusted net income available to common shareholders (annualized) (ad)	1,744	1,845	1,667

Average assets (ae)	$148,968	$144,185	$141,450
Return on average tangible common equity (j) / (k)	23.9%	14.3%	22.6%
Adjusted return on average tangible common equity (ad) / (k)	13.5%	15.4%	13.5%
Return on average assets (s) / (ae)	2.11%	1.25%	2.01%
Adjusted return on average assets (ac) / (ae)	1.21%	1.34%	1.22%
Efficiency ratio (y) / [(a) + (v)]	50.2%	58.7%	52.9%
Adjusted efficiency ratio [(z) - (ab)] / [(a) + (w)]	61.3%	56.6%	65.0%
Pre-provision net revenue (PPNR) (a) + (v) - (y)	$1,090	$685	$898
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (z)	$639	$726	$539
Adjusted standalone pre-provision net revenue (PPNR) (b) + (x) - (aa)	$631	$726	$539
(a)	Assumes a 23% tax rate, except for merger-related expenses recorded in the first quarter of 2019 which were impacted by certain non-deductible items.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended March 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$513	$584	$63	$49	($123)	$1,086
Provision for credit losses	(20)	(52)	(13)	-	(5)	(90)
Net interest income after provision for credit losses	493	532	50	49	(128)	996
Noninterest income	227	183	61	114	516	1,101
Noninterest expense	(356)	(440)	(101)	(130)	(70)	(1,097)
Income before income taxes	364	275	10	33	318	1,000
Applicable income tax expense(a)	(70)	(58)	(2)	(7)	(88)	(225)
Net income	294	217	8	26	230	775

For the three months ended December 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$444	$544	$60	$48	($11)	$1,085
Provision for credit losses(d)	(15)	(47)	(12)	(5)	(18)	(97)
Net interest income after provision for credit losses	429	497	48	43	(29)	988
Noninterest income	237	196	58	110	(26)	575
Noninterest expense(d)	(317)	(424)	(93)	(122)	(19)	(975)
Income (loss) before income taxes	349	269	13	31	(74)	588
Applicable income tax (expense) benefit(a)	(80)	(56)	(3)	(7)	13	(133)
Net income (loss)	269	213	10	24	(61)	455

For the three months ended September 30, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$431	$525	$60	$46	($15)	$1,047
(Provision for) benefit from credit losses(d)	11	(34)	(10)	(3)	(48)	(84)
Net interest income after provision for credit losses	442	491	50	43	(63)	963
Noninterest income	235	204	50	115	(41)	563
Noninterest expense(d)	(307)	(433)	(100)	(126)	(6)	(972)
Income (loss) before income taxes	370	262	-	32	(110)	554
Applicable income tax (expense) benefit(a)	(69)	(55)	-	(7)	13	(118)
Net income (loss)	301	207	-	25	(97)	436

For the three months ended June 30, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$431	$499	$59	$45	($10)	$1,024
(Provision for) benefit from credit losses(d)	10	(47)	(8)	11	20	(14)
Net interest income after provision for credit losses	441	452	51	56	10	1,010
Noninterest income	229	167	52	109	186	743
Noninterest expense(d)	(303)	(432)	(107)	(123)	(36)	(1,001)
Income (loss) before income taxes	367	187	(4)	42	160	752
Applicable income tax (expense) benefit(a)	(62)	(40)	1	(9)	(40)	(150)
Net income (loss)	305	147	(3)	33	120	602

For the three months ended March 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$422	$466	$59	$43	$9	$999
(Provision for) benefit from credit losses(d)	20	(44)	(12)	(16)	39	(13)
Net interest income after provision for credit losses	442	422	47	27	48	986
Noninterest income	219	184	46	116	344	909
Noninterest expense(d)	(338)	(437)	(106)	(131)	2	(1,010)
Income (loss) before income taxes	323	169	(13)	12	394	885
Applicable income tax (expense) benefit(a)	(67)	(35)	3	(3)	(82)	(184)
Net income (loss)	256	134	(10)	9	312	701
(a)

Includes taxable equivalent adjustments of $4 million, $4 million, $4 million, $4 million and $3 million for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Certain prior period data has been reclassified to conform to current period presentation.